UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2010

GEORGE FOREMAN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26585	54-1811721
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

100 N. Wilkes-Barre Blvd. 4th Floor Wilkes-Barre, PA (Address of principal executive offices)		18702 (Zip code)

Registrant’s telephone number, including area code: (570) 822-6277

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04                      Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On March 7, 2008, George Foreman Enterprises, Inc. (“we”, “our” or the “Company”) entered into a Securities Purchase Agreement, pursuant to which the Company sold to certain purchasers, in a private placement, newly issued 8% Convertible Notes of the Company (“First Notes”) in an aggregate principal amount of $800,000. Under the terms of these First Notes, interest was to be paid monthly and the First Notes provided for a maturity date of March 6, 2010.  The Company paid interest on the First Notes through February 7, 2010 but failed to pay the interest payment in the aggregate amount of $5,333 that was due on March 6, 2010.

On March 31, 2008, the Company entered into a Securities Purchase Agreement, pursuant to which the Company sold to certain purchasers, in a private placement, newly issued 8% Convertible Notes of the Company (“Second Notes”) in an aggregate principal amount of $200,000. Under the terms of these Second Notes, interest was to be paid monthly and the Second Notes provided for a maturity date of March 31, 2010. The Company paid interest on the Second Notes through February 28, 2010 but failed to pay interest in the aggregate amount of $1,333 that was due on March 31, 2010.

To date, the Company has not paid any of the outstanding principal amounts of the First Notes or Second Notes that were due and payable upon the respective maturity dates.  The default interest rate under the First Notes and Second Notes is fifteen percent (15%) and is payable until all of the Company’s obligations under the First Notes and Second Notes have been satisfied.

Except as provided below, the Company has not paid any interest payments on the First Notes since February 7, 2010 or on the Second Notes since February 28, 2010.

          On December 8, 2010, the Company issued checks to all of the holders of the First Notes and Second Notes, in an amount equal to three (3) months of interest at the pre-default rate, which amounted to $ 19,500.00 in the aggregate. Jeremy Anderson, the Company's Chief Financial Officer, waived the interest payment due to him as the holder of the First Notes and thus was not paid any amount. The Company currently remains in default under the First Notes and the Second Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 10, 2010

GEORGE FOREMAN ENTERPRISES, INC.

By:	/s/ Chuck Gartenhaus
Name: Chuck Gartenhaus
Title: Chief Executive Officer